UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 21, 2020

GRANITE CONSTRUCTION INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12911	77-0239383
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

585 West Beach Street
Watsonville, California 95076
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (831) 724-1011

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2020, James Bradford retired from the Board of Directors of Granite Construction Incorporated (the “Company”) for personal reasons and not because of a disagreement with the Company. Mr. Bradford was expected to retire at the Company’s 2020 annual meeting of shareholders. As a result of the Audit/Compliance Committee’s independent investigation, the Company’s 2020 annual meeting of shareholders has been delayed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE CONSTRUCTION INCORPORATED

By:	/s/ M. Craig Hall
M. Craig Hall
Senior Vice President, General Counsel and Secretary

Date: August 24, 2020